Exhibit 99.1

CafePress Reports Results for Second Quarter 2017

 LOUISVILLE, Ky., July 27, 2017 - CafePress Inc. (NASDAQ: PRSS) today reported financial results for the three months ended June 30, 2017.
Management Commentary
"During the quarter we continued to make progress on our multi-year turnaround strategy, highlighted by the release of updates to our front-end customer experience on CafePress.com and an expanded partnership with Walmart.com in our Retail Partner Channel,” commented Fred Durham, Chief Executive Officer. "As part of the turnaround, we are modernizing CafePress.com by building a new CafePress website and demolishing the old, while cleaning up the very large buildup of non-active product offerings. These efforts are critical as we continue to optimize the business and our technology, to re-energize our brand and customer experience, and ultimately return to profitable growth."

"We continued to see revenue growth in the Retail Partner Channel within the quarter, which was more than offset by a significant revenue decline from CafePress.com, which we believe is related to recent changes in search engine algorithms. The legacy CafePress.com website has not kept pace with change over the years, and even as we are currently making progress, we are not yet where we need to be, which we believe caused recent Google algorithm updates to adversely affect our search visibility and traffic. This short-term pressure is additional validation of our need to continue at high speed towards our goal to modernize CafePress.com to achieve an improved customer experience that will enable us to better capitalize on the peak holiday season," concluded Durham.

Second Quarter 2017 Operating Highlights
CafePress.com:

•	Released a new homepage and other updates that enhance our front-end retail customer experience.

•	Streamlined the categories and removed low-value, redundant products from the catalog.

Merchandising:

•	For the first time in over 2 years, we added new products to our merchandise assortment including drinkware, phone cases, and bedding in April.

•	Launched new apparel products, including t-shirts featuring tri-blend fabrics and comfort colors during July.

Retail Partner Channel:

•	Expanded partnership with Walmart.com as a 3rd party Marketplace seller.

•	Expanded merchandise catalog sold through Amazon.

Second Quarter 2017 Financial Metrics

(in thousands, except for percentages, average order size, and per unit data)	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016 (As Revised)	% Variance	2017	2016 (As Revised)	% Variance
CafePress.com revenue	$13,747	$16,951	(19)%	$27,398	$32,277	(15)%
Retail Partner Channel revenue	4,106	3,353	22%	8,744	6,546	34%
Total revenue	$17,853	$20,304	(12)%	$36,142	$38,823	(7)%
GAAP net loss	$(3,154)	$(22,979)	86%	$(6,527)	$(25,960)	75%
Adjusted EBITDA	$(1,542)	$(953)	(62)%	$(3,450)	$(2,564)	(35)%
Cash Contribution Margin	22.0%	29.9%	(7.9)pts	22.8%	29.2%	(6.4)pts
CafePress.com orders	371	424	(13)%	723	809	(11)%
Retail Partner Channel orders	196	162	21%	423	314	35%
Total orders	567	585	(3)%	1,146	1,122	2%
CafePress.com average order size	$37.09	$40.02	(7)%	$37.89	$39.90	(5)%
Retail Partner Channel average order size	$20.91	$20.74	1%	$20.67	$20.85	(1)%
Total average order size	$31.49	$34.70	(9)%	$31.54	$34.60	(9)%
Cost of net revenue per unit	$10.67	$10.41	2%	$10.71	$10.53	2%

Second Quarter 2017 Financial Summary

•
Net revenue totaled $17.9 million, down 12% compared to $20.3 million in the second quarter of 2016, driven by lower revenue from CafePress.com, which more than offset growth from our Retail Partner Channel.

◦
The $3.2 million decline in revenue from CafePress.com was attributable to lower traffic and a decline in conversion rate on the website as a whole. We believe the reduction in traffic was driven by changes in search engine algorithms.

◦	Within our Retail Partner Channel, revenue increased $0.7 million, or 22%, primarily as a result of higher order volumes driven by the continued merchandising expansion of our catalog.

•	Cost of net revenue on a per unit basis rose by 2% compared to the prior year as shipping costs increased and changes in product mix drove higher materials costs.

•	Total fixed costs for the quarter declined by $1.2 million compared to a year ago. The closure of our California office drove $0.6 million of savings.

•
GAAP net loss was $(3.2) million, or $(0.19) per diluted share, compared to a net loss of $(23.0) million, or $(1.37) per diluted share last year. The improvement is driven by a $20.9 million non-cash charge related to the impairment of goodwill last year.

•
Non-GAAP Cash Contribution margin was 22.0% of net revenue and declined 7.9 points compared to the prior year, which was primarily driven by lower net revenue and increases in paid search advertising costs as well as higher platform fees.

•	Non-GAAP Adjusted EBITDA of $(1.5) million was $0.6 million lower than last year primarily due to lower net revenue partially offset by reductions in fixed costs.

•	For the six months ended June 30, 2017, non-GAAP Free Cash Flow of $(13.1) million improved by $1.5 million compared to last year.

•	At June 30, 2017, cash, cash equivalents, and short-term investments totaled $30.4 million, or approximately $1.81 per share.

Second Quarter 2017 Conference Call
Management will review the second quarter 2017 financial results on a conference call on Thursday, July 27, 2017 at 5:00 p.m. Eastern Time. To participate on the live call, analysts and investors should dial 1-888-481-2845 or 719-325-4755 at least ten minutes prior to the call. CafePress will also offer a live and archived webcast of the conference call, accessible from the “Investors” section of the Company’s Web site at http://investor.cafepress.com/.
Non-GAAP Financial Information
This press release contains certain non-GAAP financial measures. Tables are provided at the end of this press release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include Adjusted EBITDA, cash contribution margin, and free cash flow. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures, please see the information provided at the end of this press release.
To supplement the Company's consolidated financial statements presented on a GAAP basis, we believe that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results, develop budgets, manage expenditures, and determine employee compensation. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to net income (loss) or net income (loss) per share determined in accordance with GAAP.
Notice Regarding Forward Looking Statements
Information set forth in this news release contains various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the "Act") provides certain "safe harbor" provisions for forward-looking statements. All forward-looking statements are made pursuant to the Act.
The reader is cautioned that such forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "might," "plan," "predict," "project," "seek," "should," "will," and similar words, although some forward-looking statements are expressed differently. Important factors that could cause actual results to differ materially from those discussed in the forward-looking statements include, among others, the following: the effect of global economic conditions, including any disruptions in the credit markets; a decrease in consumers' discretionary income; additional taxes and fees; the loss of key personnel; the effect (including possible increases in the cost of doing business) resulting from catastrophic events, including future war and terrorist activities or political uncertainties, or the impact of natural or other disasters on our operations and our ability to obtain insurance recoveries in respect of such losses (including losses related to business interruption); the impact of work stoppages and other labor problems on current and future operations; our ability to comply with governmental regulation and/

or other legal obligations related to the privacy of personal information and other data, including the improper disclosure thereof; the impact of system failures or damage from natural disasters, power loss, telecommunications failures, cyber-attacks, or other unforeseen events; the impact of security breaches, computer viruses and hacking attacks on our business and operations; our ability to respond to rapid technological changes in a timely manner; our ability to prevent payment related risks, such as fraudulent use of credit or debit cards; our ability to maintain customer confidence in the integrity of our business; our ability to operate www.cafepress.com in an evolving and highly competitive market segment; our ability to secure new or ongoing content from third party partners; our ability to provide a high-quality customer experience with minimal programming errors, flows and/or technical difficulties; our ability to adequately protect our intellectual property; our ability to maintain or hire additional personnel; and the volatility of our stock price. For further information regarding the risks and uncertainties associated with the Company's business, and important factors that could cause the Company's actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under the "Risk Factors" sections of the Company's documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company's quarterly reports on Form 10-Q, and the Company's Annual Report on Form 10-K, copies of which may be obtained at www.sec.gov.

About CafePress (PRSS):
At CafePress, our mission is to create human connection by inspiring people to express themselves.  We believe a coffee mug can start a conversation and a t-shirt can ignite a movement.

Founded in 1999 and based in Louisville, Kentucky, CafePress is the recognized pioneer of customizable products. Our global online platform enables people to express themselves through engaging community generated designs and licensed and personalized one-of-a-kind products.

Media Relations:
CafePress Inc.
pr@cafepress.com
Investor Relations:
CafePress Inc.
Phil Milliner
502-822-7503
pmilliner@cafepress.com

The Blueshirt Group
Whitney Kukulka
415-489-2187
whitney@blueshirtgroup.com

CafePress Inc.
Condensed Consolidated Statement of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016 (As Revised)	2017	2016 (As Revised)
Net revenue	$17,853	$20,304	$36,142	$38,823
Cost of net revenue	10,864	11,622	22,192	22,265
Gross profit	6,989	8,682	13,950	16,558
Operating expense:
Sales and marketing	4,785	4,783	9,195	9,836
Technology and development	3,084	3,316	6,060	6,500
General and administrative	2,336	3,036	5,293	5,672
Impairment charges	—	20,899	—	20,899
Total operating expense	10,205	32,034	20,548	42,907
Loss from operations	(3,216)	(23,352)	(6,598)	(26,349)
Interest income	37	41	79	74
Interest expense	(4)	(12)	(10)	(26)
Other income (expense), net	29	(58)	3	(63)
Loss before income taxes	(3,154)	(23,381)	(6,526)	(26,364)
Provision (benefit) for income taxes	—	(402)	1	(404)
Net loss	$(3,154)	$(22,979)	$(6,527)	$(25,960)
Net loss per share of common stock:
Basic	$(0.19)	$(1.37)	$(0.39)	$(1.55)
Diluted	$(0.19)	$(1.37)	$(0.39)	$(1.55)
Shares used in computing net loss per share of common stock:
Basic	16,739	16,742	16,689	16,775
Diluted	16,739	16,742	16,689	16,775

CafePress Inc.
Condensed Consolidated Balance Sheet
(In thousands, except par value amounts)
(Unaudited)

	June 30, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$14,748	$19,980
Short-term investments	15,624	23,808
Accounts receivable	498	1,288
Inventory, net	2,292	3,119
Deferred costs	576	798
Prepaid expenses and other current assets	2,317	2,310
Total current assets	36,055	51,303
Property and equipment, net	10,668	10,936
Other assets	692	681
TOTAL ASSETS	$47,415	$62,920

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,169	$1,803
Accrued royalties payable	1,792	3,623
Accrued liabilities	4,845	11,765
Deferred revenue	659	748
Capital lease obligation, current	50	347
Total current liabilities	8,515	18,286
Other long-term liabilities	133	166
TOTAL LIABILITIES	8,648	18,452
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $0.0001 par value: 10,000 shares authorized as of June 30, 2017 and December 31, 2016; none issued and outstanding	—	—
Common stock, $0.0001 par value: 500,000 shares authorized and 16,809 and 16,643 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	2	2
Additional paid-in capital	100,799	99,756
Accumulated deficit	(62,034)	(55,290)
TOTAL STOCKHOLDERS’ EQUITY	38,767	44,468
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$47,415	$62,920

CafePress Inc.
Condensed Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2017	2016
Cash Flows from Operating Activities:
Net loss	$(6,527)	$(25,960)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,269	2,140
Loss (gain) on disposal of fixed assets	11	(16)
Stock-based compensation	879	746
Goodwill impairment	—	20,899
Deferred income taxes	—	(350)
Changes in operating assets and liabilities:
Accounts receivable	760	66
Inventory	827	1,057
Prepaid expenses and other current assets	191	(954)
Other assets	43	7
Accounts payable	(634)	(2,668)
Accrued royalties payables	(1,831)	(2,002)
Accrued and other liabilities	(6,851)	(4,146)
Deferred revenue	(89)	65
Net cash used in operating activities	(10,952)	(11,116)
Cash Flows from Investing Activities:
Purchase of short-term investments	(1,984)	(9,920)
Proceeds from maturities of short-term investments	10,168	4,464
Purchase of property and equipment	(896)	(2,263)
Capitalization of software and website development costs	(1,222)	(1,172)
Proceeds from disposal of fixed assets	3	29
Change in restricted cash	—	3,417
Net cash provided by (used in) investing activities	6,069	(5,445)
Cash Flows from Financing Activities:
Principal payments on capital lease obligations	(297)	(279)
Proceeds from exercise of common stock options	6	5
Repurchases of common stock	(58)	(498)
Net cash used in financing activities	(349)	(772)
Net decrease in cash and cash equivalents	(5,232)	(17,333)
Cash and cash equivalents — beginning of period	19,980	32,663
Cash and cash equivalents — end of period	$14,748	$15,330
Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$30	$26
Income taxes paid during the period	1	17
Non-cash Investing and Financing Activities:
Accrued purchases of property and equipment	$—	$160

Stock-based compensation is allocated as follows:
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Cost of net revenue	$4	$12	$8	$36
Sales and marketing	23	78	48	137
Technology and development	10	29	19	58
General and administrative	423	349	804	515
Total stock-based compensation expense	$460	$468	$879	$746

CafePress Inc.
Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net loss	$(3,154)	$(22,979)	$(6,527)	$(25,960)
Non-GAAP adjustments:
Interest and other (income) expense	(62)	29	(72)	15
Provision (benefit) from income taxes	—	(402)	1	(404)
Depreciation and amortization	1,214	1,032	2,269	2,140
Stock-based compensation	460	468	879	746
Impairment charges	—	20,899	—	20,899
Adjusted EBITDA*	$(1,542)	$(953)	$(3,450)	$(2,564)

*
Adjusted EBITDA is a non-GAAP financial measure which we define as net income (loss) less interest and other (income) expense, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation, impairment charges, and restructuring costs.

CafePress Inc.
Definition of Non-GAAP Cash Contribution Margin
(In thousands)
(Unaudited)

Cash contribution margin (a non-GAAP financial measure that we reconcile to “Gross profit” in our consolidated statements of operations) consists of gross profit plus stock-based compensation and depreciation and amortization included in cost of net revenue less variable sales and marketing expense. In addition, variable sales and marketing expense includes platform fees paid to third-party websites selling our products. Previously, these fees were presented as a reduction to net revenue when the fees should have been presented as sales and marketing expense. Finally, our definition of variable sales and marketing expense was updated to include fees we pay third parties to manage our keyword advertising spend. The prior year amounts were reclassified to conform to this presentation.

	Three Months Ended June 30,				Six Months Ended June 30,
	2017		2016		2017		2016
Net revenue as previously reported	$17,853	100.0%	$19,841	100.0%	$36,142	100.0%	$37,919	100.0%
Revision	—	—	463	—	—	—	904	—
Net revenue as revised	17,853	100.0	20,304	100.0	36,142	100.0	38,823	100.0
Cost of net revenue	10,864	60.9	11,622	57.2	22,192	61.4	22,265	57.4
Gross profit as previously reported	6,989	39.1	8,219	41.4	13,950	38.6	15,654	41.3
Revision	—	—	463	1.4	—	—	904	1.3
Gross profit as revised	6,989	39.1	8,682	42.8	13,950	38.6	16,558	42.6
Non-GAAP adjustments:
Add: Stock-based compensation	4	—	12	—	8	—	36	0.1
Add: Depreciation and amortization	434	2.4	501	2.4	856	2.4	1,061	2.8
Less: Variable sales and marketing costs as previously reported	(3,500)	(19.6)	(2,506)	(12.6)	(6,584)	(18.2)	(5,086)	(13.4)
Revision	—	—	(610)	(2.7)	—	—	(1,252)	(2.9)
Less: Variable sales and marketing costs as revised	(3,500)	(19.6)	(3,116)	(15.3)	(6,584)	(18.2)	(6,338)	(16.3)
Contribution margin as previously reported	3,927	22.0	5,725	28.9	8,230	22.8	10,604	28.0
Revision	—	—	354	1.0	—	—	713	1.2
Cash contribution margin as revised	$3,927	22.0%	$6,079	29.9%	$8,230	22.8%	$11,317	29.2%

CafePress Inc.
Reconciliation of GAAP Net Cash Used in Operating Activities to Non-GAAP Free Cash Flow
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2017	2016
Net cash used in operating activities	$(10,952)	$(11,116)
Capital expenditures	(2,118)	(3,435)
Free cash flow*	$(13,070)	$(14,551)

*	Free cash flow is a non-GAAP financial measure which we define as cash provided by (used in) operating activities less total capital expenditures.